Exhibit 99.1

The Blackstone Group Reports First Quarter 2009 Results

Economic Net Income was a loss of $(93) million for the first quarter of 2009, significantly better than the loss of $(827) million in the fourth quarter of 2008 and about flat from a loss of $(94) million in the first quarter of 2008.

Net Fee Related Earnings from Operations were $90 million for the first quarter of 2009, up 32% from the first quarter of 2008.

Adjusted Cash Flows From Operations were $75 million during the first quarter of 2009, up from negative $(4) million for the first quarter of 2008.

GAAP Net Loss Attributable to The Blackstone Group L.P. was $(232) million in the first quarter of 2009, including transaction-related charges of $192 million, as compared to a GAAP Net Loss of $(251) million in the first quarter of 2008, which included transaction-related charges of $226 million.

Blackstone was awarded a Single-A rating with Stable Outlook by Standard & Poor’s.

Blackstone declares a quarterly priority distribution of $0.30 per common unit.

First Quarter 2009 Highlights

•

Management and Advisory Fees were $344.6 million, up from $320.8 million in the first quarter of 2008 and down from $389.2 million in the fourth quarter of 2008. Fee earning assets under management were approximately flat at $92.2 billion versus $92.9 billion at March 31, 2008 and up from $91.0 billion at December 31, 2008.

•

Fee-Earning Assets Under Management were higher in Private Equity and Real Estate year-over-year and lower in Marketable Alternative Asset Management, mostly as a result of our decision to eliminate two of our single-manager hedge funds, but also due to market declines in 2008. Both Blackstone’s credit-oriented and funds of hedge funds businesses experienced net inflows and positive performance in the first quarter of 2009.

•

Performance Fees and Allocations of negative $(213.8) million were an improvement from negative $(629.1) million for the fourth quarter of 2008, but down from negative $(188.4) million for the first quarter of 2008. Performance Fees and Allocations were positive for Corporate Private Equity and Marketable Alternative Asset Management.

•

Blackstone remains well positioned from a capital and liquidity perspective, with $776.3 million in available cash as of March 31, 2009, $400.1 million invested in liquid Blackstone Funds and $81.9 million in outstanding borrowings.

The Blackstone Group® L.P.
345 Park Avenue
New York, NY 10154
212 583-5000

New York, May 6, 2009: The Blackstone Group L.P. (NYSE: BX) today reported its first quarter 2009 results.

For the first quarter of 2009, Total Segment Revenues were $48.0 million as compared to negative $(621.4) million for the fourth quarter of 2008 and $32.3 million for the first quarter of 2008. The year-over-year change was driven by lower net depreciation of the underlying portfolio investments in the Corporate Private Equity and Marketable Alternative Asset Management segments and increased Management and Advisory Fees in the Real Estate, Financial Advisory and Corporate Private Equity segments. These increases were partially offset by increased net depreciation of the underlying portfolio investments in the Real Estate segment.

GAAP results for the first quarter of 2009 included Revenues of $47.1 million, Other Loss of $(34.8) million and Net Loss Attributable to The Blackstone Group L.P. of $(231.6) million. For the first quarter of 2008, Revenues were $68.5 million, Other Loss was $(215.6) million and Net Loss Attributable to The Blackstone Group L.P. totaled $(251.0) million. On a GAAP basis, Net Cash Flows Provided by Operating Activities was $555.9 million for the first quarter of 2009 as compared to $115.2 million for the first quarter of 2008.

Global economies weakened further in the first quarter of 2009, while global markets were more variable. In the United States and Europe, equities markets declined in the double-digit range, while Asian markets rebounded approximately 15%-35% off of their lows. Loan pricing moderately improved in the first quarter of 2009 and modest debt issuance was visible. However, commercial mortgage backed securities markets remained mostly closed. Credit trends worsened across most consumer and commercial asset classes. Commodities prices, which dropped sharply in the second half of 2008, rose in the first quarter of 2009. Most currencies weakened against the U.S. dollar in the first quarter, with the U.S. dollar 5.5% higher against the Euro, 2.1% higher against the Pound Sterling and 9.1% higher against the Japanese Yen. Macro-economic weakness continues to negatively affect real estate fundamentals globally.

Several government initiatives to potentially stimulate lending, consumer spending and the functioning of debt capital markets were announced during the first quarter. The dollar amount of stimulus spending announced by governments worldwide is unprecedented. Lenders continue to severely restrict commitments to new debt, limiting industry-wide leveraged acquisition activity levels in both corporate and real estate markets. General acquisition activity has continued to decline, which has had a significant impact on several of our investment businesses.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “Blackstone continues to focus on its core investment and advisory businesses amidst a dynamic and challenging economic and market back-drop. We are a beneficiary of an altered competitive landscape, as Blackstone remains a trusted and stable partner to its institutional investors, advisory clients and employees. We will continue to channel the firm’s intellectual capital across business units to navigate market dislocations and find attractive investments with a favorable risk-reward balance.”

The table below details Blackstone’s Economic Net Income (Loss), Net Fee Related Earnings from Operations, Adjusted Cash Flows from Operations and Fee-Earning Assets Under Management as of, and for the quarters ended March 31, 2009 and 2008. Economic Net Income, Total Segments includes unrealized gains/losses and the direct compensation impact related to those gains/losses but excludes transaction-related charges.

	As of and for the Quarter Ended March 31,		Variance
	2009	2008	$	%
	(Dollars in Thousands, Except per Unit Amounts)
Economic Net Income (Loss), Total Segments	$(93,202)	$(93,567)	$365	—

Benefit for Income Taxes (a)	(10,772)	(27,053)	16,281	60%

Economic Net Income (Loss) After Taxes	$(82,430)	$(66,514)	$(15,916)	-24%

Economic Net Income (Loss) After Taxes per Adjusted Unit (b)	$(0.07)	$(0.06)	$(0.01)	-23%

Net Fee Related Earnings from Operations	$89,518	$67,561	$21,957	32%

Adjusted Cash Flows from Operations	$74,784	$(4,402)	$79,186	N/M
Fee-Earning Assets Under Management:

Corporate Private Equity	$25,461,139	$25,061,921	$399,218	2%
Real Estate	22,867,992	18,795,343	4,072,649	22%
Marketable Alternative Asset Management (c)	43,898,435	49,090,455	(5,192,020)	-11%

Total Fee-Earning Assets Under Management	$92,227,566	$92,947,719	$(720,153)	-1%

SEGMENT REVIEW

Corporate Private Equity

Corporate Private Equity had revenues of $68.4 million in the first quarter of 2009, as compared with negative revenues of $(193.6) million for the fourth quarter of 2008 and negative $(116.7) million for the first quarter of 2008. The increase was driven by positive performance fees earned in one of Blackstone’s funds, partially offset by lower net depreciation in the total fair value of the segment’s underlying portfolio investments.

Net Fee Related Earnings from Operations were $19.9 million for the first quarter of 2009, an increase of $1.6 million as compared to the first quarter of 2008, down from $31.6 million for the fourth quarter of 2008, primarily due to lower transaction fees. Economic Net Income was $53.1 million for the first quarter of 2009 as compared to negative $(58.2) million for the first quarter of 2008.

Compensation and Benefits expense decreased to $(5.1) million from $22.5 million in the fourth quarter of 2008 and increased from $(80.8) million in the first quarter of 2008. The first quarter of 2008 included a $109.5 million reversal of prior period carried interest allocations to certain personnel, resulting from the net depreciation in fair value of certain portfolio investments, compared with a reversal of $40.7 million in the first quarter of 2009, which also reflected a change in our carry compensation plan. Other Operating Expenses were $20.5 million, down from $23.1 million in the fourth quarter of 2008 and $22.2 million in the first quarter of 2008.

Weighted-Average Fee-Earning Assets Under Management rose to $25.5 billion from $25.1 billion in the first quarter of 2008, driven principally by the deployment of capital.

Limited Partner Capital Deployed totaled $196.1 million for the first quarter of 2009, a decrease from $340.1 million deployed in the first quarter of 2008 and $1.1 billion in the fourth quarter of 2008.

(a)	Represents the implied benefit for income taxes calculated using the same methodology applied in calculating the tax provision for The Blackstone Group L.P.
(b)	Adjusted Units represents the weighted-average fully diluted unit count for Economic Net Income purposes. A reconciliation of each of these items to the equivalent GAAP measure is presented in Exhibit 5 to this release.
(c)	The variance of $5.2 billion is primarily attributed to a $3.3 billion decrease in Fee-Earning Assets Under Management related to Blackstone's decision to restructure its Marketable Alternative Asset Management segment and liquidate two of its single manager proprietary hedge funds as well as market decreases in 2008.

Real Estate

Real Estate had revenues of negative $(211.9) million for the first quarter of 2009, as compared with revenues of negative $(477.8) million for the fourth quarter of 2008 and positive revenues of $47.9 million for the first quarter of 2008. The principal driver of the decline from the first quarter of 2008 was a net depreciation in the fair value of certain portfolio investments, which reflects revised operating projections of the portfolio companies. This decrease in fair value is reflected in Performance Fees and Allocations and Investment Income (Loss) and Other.

Net Fee Related Earnings from Operations were $30.5 million for the first quarter of 2009, an increase of $10.2 million as compared to the first quarter of 2008. The principal driver of the change from the first quarter of 2008 was an increase in Base Management Fees, partially offset by a decrease in transaction fees. Economic Net Income was negative $(187.9) million for the first quarter of 2009 as compared to negative $(3.9) million for the first quarter of 2008.

Compensation and Benefits were $(37.3) million, reflecting the reversal of prior period carried interest allocations to certain personnel, down from $(12.1) million in the fourth quarter of 2008 and $35.7 million for the first quarter of 2008. Other Operating Expenses were $13.3 million, up $1.0 million and down $2.9 million from the fourth quarter of 2008 and the first quarter of 2008, respectively.

Weighted-Average Fee-Earning Assets Under Management increased 21%, or $3.9 billion, from the first quarter of 2008 to $22.7 billion.

Limited Partner Capital Deployed totaled $215.1 million for the first quarter of 2009, a decrease from the $369.2 million and $258.6 million deployed in the first and fourth quarters of 2008, respectively.

Marketable Alternative Asset Management (MAAM)

MAAM had revenues of $99.5 million, compared with negative revenues of $(55.7) million for the fourth quarter of 2008 and positive revenues of $30.0 million for the first quarter of 2008. MAAM had positive performance fees, net of investment losses, of $6.7 million in the first quarter of 2009. The change from the first quarter of 2008 was driven by an increase in performance fees and decreases in investment losses.

Net Fee Related Earnings from Operations were $14.4 million for the first quarter of 2009, a decrease from $26.3 million for the first quarter of 2008 and $21.7 million for the fourth quarter of 2008. The main driver of the change from the first quarter of 2008 was a decrease in management fees. Economic Net Income was $14.4 million for the first quarter of 2009 as compared to negative $(44.6) million for the first quarter of 2008.

Compensation and Benefits were $61.1 million, up from $40.3 million in the fourth quarter of 2008 and $56.3 million for the first quarter of 2008. The increase from the fourth quarter of 2008 was principally driven by performance related compensation and the increase from the first quarter of 2008 stemmed from the acquisition of GSO in March 2008.

Weighted-Average Fee-Earning Assets Under Management for the first quarter of 2009 totaled $43.2 billion compared with $48.8 billion for the first quarter of 2008, an 11% decrease due to net depreciation in the fair value of investments, redemptions and Blackstone’s decision to eliminate two of its single-manager hedge funds.

Limited Partner Capital Deployed totaled $208.4 million for the first quarter of 2009, up from $19.4 million for the first quarter of 2008, primarily from activity in certain of Blackstone’s credit-oriented funds. Limited Partner Capital Deployed decreased 38% from the fourth quarter of 2008.

Financial Advisory

Revenues were $92.0 million for the first quarter of 2009, up 29% compared to the first quarter of 2008 and down 13% from the fourth quarter of 2008. An increase in Blackstone’s restructuring and reorganization advisory services business revenues was the primary driver for the increase from the first quarter of 2008.

Net Fee Related Earnings from Operations were $24.7 million for the first quarter of 2009, an increase of $22.1 million as compared to the first quarter of 2008 and $3.9 million from the fourth quarter of 2008. The primary catalyst for the increase from the first quarter of 2008 was higher restructuring and reorganization advisory services business revenues, partially offset by higher compensation. Economic Net Income was $27.1 million for the first quarter of 2009 as compared to $13.1 million for the first quarter of 2008.

Compensation and Benefits were $51.0 million, down from $56.9 million in the fourth quarter of 2008 and up from $47.0 million for the first quarter of 2008.

CAPITAL AND LIQUIDITY

For Economic Net Income purposes, the weighted-average fully diluted unit count (the “Adjusted Units”) for the first quarters of 2009 and 2008 was 1,132.2 million units and 1,127.2 million units, respectively.

The total number of units used in calculating cash distributions was 1,093.4 million units for the first quarter of 2009 and 1,082.2 million units for the first quarter of 2008.

As of March 31, 2009, Blackstone had $776.3 million in cash, $400.1 million invested in liquid Blackstone Funds and $81.9 million in outstanding borrowings. Blackstone has a new committed revolving credit facility for $850 million, which will be effective May 11, 2009 when the current facility expires.

Standard & Poor’s recently issued Blackstone an investment grade Single A rating, noting a stable outlook.(a)

DISTRIBUTION

The Blackstone Group L.P. has declared a quarterly distribution of $0.30 per common unit to record holders of common units at the close of business on May 29, 2009. This distribution will be paid on June 12, 2009.

Public common unitholders will continue to receive a priority distribution ahead of Blackstone personnel and others through 2009, but the amount of those distributions in respect of 2009 will be based on the amount of Adjusted Cash Flows from Operations generated in 2009 available for distributions and could fall below $1.20.

No distributions will be paid in respect of the first quarter of 2009 to Blackstone personnel and others with respect to their Blackstone Holdings partnership units.

# # #

Blackstone will host a conference call on May 6, 2009 at 10:00 a.m. ET to discuss first quarter 2009 results. The conference call can be accessed by dialing (888) 713-4211 (U.S. domestic) or +1 (617) 213-4864 (international) pass code 38820314. Additionally, the conference call will be broadcast live over the internet and can be accessed by all interested parties through the Investor Relations section of The Blackstone Group’s website http://ir.blackstone.com. For those unable to listen

(a)	Rating agency ratings are not a recommendation to buy, sell or hold any security and they may be revised or withdrawn at any time by the rating agency.

to the live broadcast, a replay will be available on Blackstone’s website or by dialing (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international) conference ID number 94584511, beginning approximately two hours after the event.

About The Blackstone Group

Blackstone is one of the world’s leading investment and advisory firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, the companies we advise and the broader global economy. We do this through the commitment of our extraordinary people and flexible capital. Our alternative asset management businesses include the management of corporate private equity funds, real estate funds, funds of hedge funds, credit-oriented funds, collateralized loan obligation vehicles (CLOs) and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com.

Investor Relations Contact:

Joan Solotar

The Blackstone Group

Tel: +1 (212) 583-5068

solotar@blackstone.com

Media Relations Contact:

Peter Rose

The Blackstone Group

Tel: +1 (212) 583-5871

rose@blackstone.com

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect Blackstone’s current views with respect to, among other things, Blackstone’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as such factors may be updated from time to time in its periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the prospectus. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone Fund.

THE BLACKSTONE GROUP L.P.

Exhibit 1. Condensed Consolidated Statements of Operations

(Dollars in Thousands, Except Per Unit Data)

	Quarter Ended March 31,
	2009	2008
Revenues
Management and Advisory Fees	$341,172	$309,409
Performance Fees and Allocations	(214,248)	(188,687)
Investment Income (Loss) and Other (a)	(79,793)	(52,199)

Total Revenues	47,131	68,523

Expenses
Compensation and Benefits (b)	812,347	977,147
Interest (c)	1,399	2,743
General, Administrative and Other (d)	107,817	95,221
Fund Expenses	3,012	22,952

Total Expenses	924,575	1,098,063

Other Income (Loss)
Net Gains (Losses) from Fund Investment Activities	(34,763)	(215,636)

Income (Loss) Before Provision for Taxes (e)	(912,207)	(1,245,176)

Provision for Taxes	17,731	8,981

Net Income (Loss)	(929,938)	(1,254,157)

Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	2,596	(184,194)

Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	(41,031)	(14,916)

Net Income (Loss) Attributable to Non-Controlling Interests in Blackstone Holdings	(659,929)	(804,054)

Net Income (Loss) Attributable to The Blackstone Group L.P. (f)	$(231,574)	$(250,993)

Net Loss per Common Unit, Basic and Diluted
Common Units Entitled to Priority Distributions	$(0.84)	$(0.95)

Common Units Not Entitled to Priority Distributions	$(1.14)

Net transaction-related charges included above were:
(a) Investment Income (Loss) and Other	$2,358	$—
(b) Total Compensation and Benefits	$812,347	$977,147
Less: Compensation and Benefits – transaction-related	$742,704	$918,971

Compensation – non-transactional (*)	$69,643	$58,176

(c) Interest	$713	$—
(d) General, Administrative and Other	$39,513	$33,528
(e) Total transaction-related charges	$780,572	$952,499
(f) Total transaction-related charges attributable to The Blackstone Group L.P., net of tax	$191,807	$225,549

(*)	Principally comprised of base pay, bonus, net carried interest allocations, benefits and non-IPO related equity-based compensation.

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Condensed Consolidated Statements of Financial Condition

(Dollars in Thousands)

	March 31, 2009	December 31, 2008
Assets
Cash and Cash Equivalents	$776,303	$503,737
Cash Held by Blackstone Funds and Other	67,505	907,324
Investments	2,397,134	2,830,942
Accounts Receivable	248,689	312,067
Due from Brokers	970	48,506
Investment Subscriptions Paid in Advance	—	1,916
Due from Affiliates	429,869	861,434
Intangible Assets, Net	1,038,013	1,077,526
Goodwill	1,703,602	1,703,602
Other Assets	167,098	169,555
Deferred Tax Assets	845,326	845,578

Total Assets	$7,674,509	$9,262,187

Liabilities and Partners’ Capital
Loans Payable	$81,874	$387,000
Amounts Due to Non-Controlling Interest Holders	247,879	1,103,423
Securities Sold, Not Yet Purchased	690	894
Due to Affiliates	1,273,422	1,285,577
Accrued Compensation and Benefits	265,419	413,459
Accounts Payable, Accrued Expenses and Other Liabilities	208,681	180,259

Total Liabilities	2,077,965	3,370,612

Commitments and Contingencies

Redeemable Non-Controlling Interests in Consolidated Entities	432,585	362,462

Partners’ Capital
Partners’ Capital	3,433,752	3,509,448
Accumulated Other Comprehensive Income (Loss)	(2,906)	(291)
Non-Controlling Interests in Consolidated Entities	84,683	198,197
Non-Controlling Interests in Blackstone Holdings	1,648,430	1,821,759

Total Partners’ Capital	5,163,959	5,529,113

Total Liabilities and Partners’ Capital	$7,674,509	$9,262,187

THE BLACKSTONE GROUP L.P.

Exhibit 2b. Condensed Consolidating Statements of Financial Condition

(Dollars in Thousands)

	March 31, 2009
	Consolidated Operating Partnerships	Consolidated Blackstone Funds	Reclasses and Eliminations	Consolidated
Assets
Cash and Cash Equivalents	$776,303	$—	$—	$776,303
Cash Held by Blackstone Funds and Other	52,866	14,824	(185)	67,505
Investments	1,527,652	1,063,093	(193,611)	2,397,134
Accounts Receivable	245,151	3,538	—	248,689
Due from Brokers	—	970	—	970
Investment Subscriptions Paid in Advance	—	—	—	—
Due from Affiliates	409,761	20,111	(3)	429,869
Intangible Assets, Net	1,038,013	—	—	1,038,013
Goodwill	1,703,602	—	—	1,703,602
Other Assets	166,875	223	—	167,098
Deferred Tax Assets	845,326	—	—	845,326

Total Assets	$6,765,549	$1,102,759	$(193,799)	$7,674,509

Liabilities and Partners’ Capital
Loans Payable	$81,874	$—	$—	$81,874
Amounts Due to Non-Controlling Interest Holders	91,628	156,251	—	247,879
Securities Sold, Not Yet Purchased	—	690	—	690
Due to Affiliates	1,231,159	77,811	(35,548)	1,273,422
Accrued Compensation and Benefits	254,255	11,164	—	265,419
Accounts Payable, Accrued Expenses and Other Liabilities	202,911	5,954	(184)	208,681

Total Liabilities	1,861,827	251,870	(35,732)	2,077,965

Redeemable Non-Controlling Interests in Consolidated Entities	—	—	432,585	432,585

Partners’ Capital
Partners’ Capital	3,433,752	590,652	(590,652)	3,433,752
Accumulated Other Comprehensive Income (Loss)	(2,906)	—	—	(2,906)
Non-Controlling Interests in Consolidated Entities	(175,554)	260,237	—	84,683
Non-Controlling Interests in Blackstone Holdings	1,648,430	—	—	1,648,430

Total Partners’ Capital	4,903,722	850,889	(590,652)	5,163,959

Total Liabilities and Partners’ Capital	$6,765,549	$1,102,759	$(193,799)	$7,674,509

…continued

THE BLACKSTONE GROUP L.P.

Exhibit 2b. Condensed Consolidating Statements of Financial Condition - Continued

(Dollars in Thousands)

	December 31, 2008
	Consolidated Operating Partnerships	Consolidated Blackstone Funds	Reclasses and Eliminations	Consolidated
Assets
Cash and Cash Equivalents	$503,737	$—	$—	$503,737
Cash Held by Blackstone Funds and Other	57,536	849,788	—	907,324
Investments	1,650,071	1,385,132	(204,261)	2,830,942
Accounts Receivable	309,201	2,866	—	312,067
Due from Brokers	—	48,506	—	48,506
Investment Subscriptions Paid in Advance	6,697	—	(4,781)	1,916
Due from Affiliates	1,057,362	216	(196,144)	861,434
Intangible Assets, Net	1,077,526	—	—	1,077,526
Goodwill	1,703,602	—	—	1,703,602
Other Assets	169,333	222	—	169,555
Deferred Tax Assets	845,578	—	—	845,578

Total Assets	$7,380,643	$2,286,730	$(405,186)	$9,262,187

Liabilities and Partners’ Capital
Loans Payable	$387,000	$—	$—	$387,000
Amounts Due to Non-Controlling Interest Holders	105,942	1,009,780	(12,299)	1,103,423
Securities Sold, Not Yet Purchased	—	894	—	894
Due to Affiliates	1,064,980	362,526	(141,929)	1,285,577
Accrued Compensation and Benefits	410,593	2,866	—	413,459
Accounts Payable, Accrued Expenses and Other Liabilities	176,418	112,699	(108,858)	180,259

Total Liabilities	2,144,933	1,488,765	(263,086)	3,370,612

Redeemable Non-Controlling Interests in Consolidated Entities	—	—	362,462	362,462

Partners’ Capital
Partners’ Capital	3,509,448	504,562	(504,562)	3,509,448
Accumulated Other Comprehensive Income	(291)	—	—	(291)
Non-Controlling Interests in Consolidated Entities	(95,206)	293,403	—	198,197
Non-Controlling Interests in Blackstone Holdings	1,821,759	—	—	1,821,759

Total Partners’ Capital	5,235,710	797,965	(504,562)	5,529,113

Total Liabilities and Partners’ Capital	$7,380,643	$2,286,730	$(405,186)	$9,262,187

THE BLACKSTONE GROUP L.P.

Exhibit 3. Condensed Consolidated Statements of Cash Flows

(Dollars in Thousands)

	Quarter Ended					Quarter Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	Full Year 2008	March 31, 2009
Operating Activities
Net Income (Loss)	$(1,254,157)	$(594,627)	$(1,822,345)	$(1,923,025)	$(5,594,154)	$(929,938)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Blackstone Funds Related:
Non-Controlling Interests in Income (Loss) of Consolidated Entities	209,980	(121,292)	389,856	202,011	680,555	13,235
Net Realized (Gains) Losses on Investments	256	(118,555)	204,373	78,652	164,726	53,190
Changes in Unrealized (Gains) Losses on Investments Allocable to Blackstone Group	62,823	(7,770)	182,138	386,870	624,061	78,218
Non-Cash Performance Fees and Allocations	76,279	37,343	393,282	579,154	1,086,058	101,770
Equity-Based Compensation Expense	914,671	805,597	774,431	807,918	3,302,617	738,045
Intangible Amortization	33,528	40,685	39,512	39,512	153,237	39,513
Other Non-Cash Amounts Included in Net Income	3,845	5,102	4,470	6,271	19,688	6,006
Cash Flows Due to Changes in Operating Assets and Liabilities	316,363	58,357	(42,392)	651,626	983,954	182,718
Blackstone Funds Related Investment Activity	(248,434)	(2,697)	351,860	368,964	469,693	273,125

Net Cash Provided by Operating Activities	115,154	102,143	475,185	1,197,953	1,890,435	555,882

Investing Activities
Net Cash Provided by (Used in) Investing Activities	(388,918)	20,210	(9,731)	(3,241)	(381,680)	(2,044)

Financing Activities
Net Cash Provided by (Used in) Financing Activities	77,714	(577,272)	451,839	(1,825,928)	(1,873,647)	(281,272)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	90	(90)	—	—	—	—

Net Increase (Decrease) in Cash and Cash Equivalents	(195,960)	(455,009)	917,293	(631,216)	(364,892)	272,566
Cash and Cash Equivalents, Beginning of Period	868,629	672,669	217,660	1,134,953	868,629	503,737

Cash and Cash Equivalents, End of Period	$672,669	$217,660	$1,134,953	$503,737	$503,737	$776,303

THE BLACKSTONE GROUP L.P.

Exhibit 4a. Economic Net Income and Net Fee Related Earnings from Operations

(Dollars in Thousands)

The tables below detail Blackstone’s Economic Net Income and Net Fee Related Earnings from Operations. Net Fee Related Earnings from Operations is a supplemental measure of after tax performance used to highlight earnings from operations excluding the income from and related profit sharing expenses of Blackstone’s performance fees and investment income except for interest income. The reconciliation of Economic Net Income to Net Fee Related Earnings from Operations is presented in Exhibit 4b to this release.

	Quarter Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	March 31, 2009
Corporate Private Equity
Revenues
Management Fees
Base Management Fees	$67,336	$66,967	$67,009	$67,649	$68,431
Transaction and Other Fees *	10,837	19,161	26,090	24,862	13,982
Management Fee Offsets **	(8,410)	(15,232)	(9,330)	(1,044)	(3,654)

Total Management Fees	69,763	70,896	83,769	91,467	78,759
Performance Fees and Allocations	(163,430)	21,960	(104,653)	(184,362)	4,818
Investment Income (Loss) and Other	(23,050)	(408)	(47,454)	(100,668)	(15,136)

Total Segment Revenues	(116,717)	92,448	(68,338)	(193,563)	68,441

Expenses
Compensation and Benefits	(80,752)	40,283	34,192	22,483	(5,124)
Other Operating Expenses	22,200	20,880	23,957	23,093	20,453

Total Segment Expenses	(58,552)	61,163	58,149	45,576	15,329

Economic Net Income (Loss)	$(58,165)	$31,285	$(126,487)	$(239,139)	$53,112

Net Fee Related Earnings from Operations	$18,297	$15,871	$16,194	$31,566	$19,883

Real Estate
Revenues
Management Fees
Base Management Fees	$66,751	$67,977	$80,361	$80,832	$80,198
Transaction and Other Fees *	11,795	6,854	7,050	10,347	3,140
Management Fee Offsets **	(404)	(326)	(1,435)	(2,804)	(1,193)

Total Management Fees	78,142	74,505	85,976	88,375	82,145
Performance Fees and Allocations	(30,062)	(77,133)	(302,448)	(409,380)	(228,573)
Investment Income (Loss) and Other	(176)	(11,788)	(57,180)	(156,840)	(65,462)

Total Segment Revenues	47,904	(14,416)	(273,652)	(477,845)	(211,890)

Expenses
Compensation and Benefits	35,688	32,083	21,102	(12,080)	(37,319)
Other Operating Expenses	16,160	12,581	14,807	12,234	13,280

Total Segment Expenses	51,848	44,664	35,909	154	(24,039)

Economic Net Income (Loss)	$(3,944)	$(59,080)	$(309,561)	$(477,999)	$(187,851)

Net Fee Related Earnings from Operations	$20,317	$22,787	$32,739	$43,778	$30,513

*	Transaction and Other Fees are net of amounts, if any, shared with limited partners.
**	Primarily placement fees and, for Corporate Private Equity, broken deal expenses.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 4a. Economic Net Income and Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Quarter Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	March 31, 2009
Marketable Alternative Asset Management
Revenues
Management Fees
Base Management Fees	$103,187	$127,465	$131,908	$114,276	$96,503
Transaction and Other Fees *	1,128	2,884	3,806	698	443
Management Fee Offsets **	—	(16)	(165)	(6,425)	(4,213)

Total Management Fees	104,315	130,333	135,549	108,549	92,733
Performance Fees and Allocations	5,058	45,027	(12,488)	(35,338)	9,922
Investment Income (Loss) and Other	(79,383)	49,885	(171,033)	(128,954)	(3,190)

Total Segment Revenues	29,990	225,245	(47,972)	(55,743)	99,465

Expenses
Compensation and Benefits	56,273	84,162	60,268	40,252	61,134
Other Operating Expenses	18,307	25,158	26,073	36,489	23,907

Total Segment Expenses	74,580	109,320	86,341	76,741	85,041

Economic Net Income (Loss)	$(44,590)	$115,925	$(134,313)	$(132,484)	$14,424

Net Fee Related Earnings from Operations	$26,322	$40,490	$42,417	$21,712	$14,428

Financial Advisory
Revenues
Advisory Fees	$68,563	$71,080	$157,026	$100,850	$90,940
Investment Income and Other	2,597	1,826	3,716	4,908	1,045

Total Segment Revenues	71,160	72,906	160,742	105,758	91,985

Expenses
Compensation and Benefits	46,967	48,574	82,295	56,919	50,952
Other Operating Expenses	11,061	12,537	17,352	26,327	13,920

Total Segment Expenses	58,028	61,111	99,647	83,246	64,872

Economic Net Income	$13,132	$11,795	$61,095	$22,512	$27,113

Net Fee Related Earnings from Operations	$2,625	$11,295	$60,460	$20,798	$24,694

*	Transaction and Other Fees are net of amounts, if any, shared with limited partners.
**	Primarily placement fees and, for Corporate Private Equity, broken deal expenses.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 4a. Economic Net Income and Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Quarter Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	March 31, 2009
Economic Net Income Recap, Total Segments
Revenues
Management Fees
Base Management Fees	$237,274	$262,409	$279,278	$262,757	$245,132
Advisory Fees	68,563	71,080	157,026	100,850	90,940
Transaction and Other Fees *	23,760	28,899	36,946	35,907	17,565
Management Fee Offsets **	(8,814)	(15,574)	(10,930)	(10,273)	(9,060)

Total Management and Advisory Fees	320,783	346,814	462,320	389,241	344,577
Performance Fees and Allocations	(188,434)	(10,146)	(419,589)	(629,080)	(213,833)
Investment Income (Loss) and Other	(100,012)	39,515	(271,951)	(381,554)	(82,743)

Total Segment Revenues	32,337	376,183	(229,220)	(621,393)	48,001

Expenses
Compensation and Benefits	58,176	205,102	197,857	107,574	69,643
Other Operating Expenses	67,728	71,156	82,189	98,143	71,560

Total Segment Expenses	125,904	276,258	280,046	205,717	141,203

Total Economic Net Income (Loss)	$(93,567)	$99,925	$(509,266)	$(827,110)	$(93,202)

Total Net Fee Related Earnings from Operations	$67,561	$90,443	$151,810	$117,854	$89,518

*	Transaction and Other Fees are net of amounts, if any, shared with limited partners.
**	Primarily placement fees and, for Corporate Private Equity, broken deal expenses.

THE BLACKSTONE GROUP L.P.

Exhibit 4b. Reconciliation of Economic Net Income

to Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

The tables below reconcile Economic Net Income to Net Fee Related Earnings from Operations.

	Quarter Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	March 31, 2009
Corporate Private Equity
Economic Net Income (Loss)	$(58,165)	$31,285	$(126,487)	$(239,139)	$53,112
Performance Fees and Allocations Adjustment (a)	163,430	(21,960)	104,653	184,362	(4,818)
Investment Income (Loss) and Other Adjustment (b)	23,050	408	47,454	100,668	15,136
Interest Income (c)	874	326	436	9,296	373
Performance Related Compensation and Benefits Adjustment (d)	(109,934)	7,678	(6,181)	(21,908)	(41,972)
Taxes Payable (e)	(958)	(1,866)	(3,681)	(1,713)	(1,948)

Net Fee Related Earnings from Operations	$18,297	$15,871	$16,194	$31,566	$19,883

Real Estate
Economic Net Income (Loss)	$(3,944)	$(59,080)	$(309,561)	$(477,999)	$(187,851)
Performance Fees and Allocations Adjustment (a)	30,062	77,133	302,448	409,380	228,573
Investment Income (Loss) and Other Adjustment (b)	176	11,788	57,180	156,840	65,462
Interest Income (c)	2,445	(429)	1,511	5,361	380
Performance Related Compensation and Benefits Adjustment (d)	(1,921)	(4,759)	(19,121)	(48,090)	(73,321)
Taxes Payable (e)	(6,501)	(1,866)	282	(1,714)	(2,730)

Net Fee Related Earnings from Operations	$20,317	$22,787	$32,739	$43,778	$30,513

Marketable Alternative Asset Management
Economic Net Income (Loss)	$(44,590)	$115,925	$(134,313)	$(132,484)	$14,424
Performance Fees and Allocations Adjustment (a)	(5,058)	(45,027)	12,488	35,338	(9,922)
Investment Income (Loss) and Other Adjustment (b)	79,383	(49,885)	171,033	128,954	3,190
Interest Income (c)	2,889	1,835	1,215	3,805	718
Performance Related Compensation and Benefits Adjustment (d)	1,360	18,141	(5,798)	(12,188)	7,427
Taxes Payable (e)	(7,662)	(499)	(2,208)	(1,713)	(1,409)

Net Fee Related Earnings from Operations	$26,322	$40,490	$42,417	$21,712	$14,428

Financial Advisory
Economic Net Income (Loss)	$13,132	$11,795	$61,095	$22,512	$27,113
Investment Income (Loss) and Other Adjustment (b)	(2,597)	(1,826)	(3,716)	(4,908)	(1,045)
Interest Income (c)	2,596	1,826	3,717	4,908	1,045
Taxes Payable (e)	(10,506)	(500)	(636)	(1,714)	(2,419)

Net Fee Related Earnings from Operations	$2,625	$11,295	$60,460	$20,798	$24,694

(a)	This adjustment removes from ENI the segment amount of Performance Fees and Allocations.
(b)	This adjustment removes from ENI the segment amount of Investment Income (Loss) Other.
(c)	Represents the Interest Income portion of Investment Income (Loss) and Other.
(d)	This adjustment removes from expenses the compensation and benefit amounts related to Blackstone’s profit sharing plans related to Performance Fees and Allocations.
(e)	Represents an implied payable for income taxes calculated using the same methodology applied in calculating the provision for The Blackstone Group L.P.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 4b. Reconciliation of Economic Net Income

to Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Quarter Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	March 31, 2009
Total Segments
Economic Net Income (Loss)	$(93,567)	$99,925	$(509,266)	$(827,110)	$(93,202)
Performance Fees and Allocations Adjustment (a)	188,434	10,146	419,589	629,080	213,833
Investment Income (Loss) and Other Adjustment (b)	100,012	(39,515)	271,951	381,554	82,743
Interest Income (c)	8,804	3,558	6,879	23,370	2,516
Performance Related Compensation and Benefits Adjustment (d)	(110,495)	21,060	(31,100)	(82,186)	(107,866)
Taxes Payable (e)	(25,627)	(4,731)	(6,243)	(6,854)	(8,506)

Net Fee Related Earnings from Operations	$67,561	$90,443	$151,810	$117,854	$89,518

(a)	This adjustment removes from ENI the segment amount of Performance Fees and Allocations.
(b)	This adjustment removes from ENI the segment amount of Investment Income (Loss) Other.
(c)	Represents the Interest Income portion of Investment Income (Loss) and Other.
(d)	This adjustment removes from expenses the compensation and benefit amounts related to Blackstone’s profit sharing plans related to Performance Fees and Allocations.
(e)	Represents an implied payable for income taxes calculated using the same methodology applied in calculating the provision for The Blackstone Group L.P.

THE BLACKSTONE GROUP L.P.

Exhibit 5. Reconciliation of Adjusted Cash Flows from Operations to Net Cash Provided by Operating

Activities and of Weighted-Average Economic Net Income Adjusted Units—Diluted

to Total GAAP Weighted-Average Common Units Outstanding—Diluted

(Dollars in Thousands, Except Unit Data)

The following table provides a reconciliation of Blackstone’s Adjusted Cash Flows from Operations to Blackstone’s Net Cash Provided by Operating Activities. Adjusted Cash Flows from Operations is a supplemental measure of liquidity to assess liquidity and amounts available for distributions to Blackstone unitholders, including Blackstone personnel.

	Quarter Ended March 31,
	2009	2008
Net Cash Provided by Operating Activities	$555,882	$115,154
Changes in Operating Assets and Liabilities	(182,718)	(316,363)
Blackstone Funds Related Investment Activities	(273,125)	248,434
Net Realized Gains (Losses) on Investments	(53,190)	(256)
Non-Controlling Interests in Income of Consolidated Entities	685,129	793,184
Realized Gains (Losses) - Blackstone Funds	(6,488)	(23,854)

Cash Flows from Operations - Adjustments
Interests Held by Blackstone Holdings Limited Partners (a)	(659,929)	(804,054)
Incremental Cash Tax Effect (b)	9,223	(16,647)

Adjusted Cash Flows from Operations	$74,784	$(4,402)

The following table provides the details of the components of Adjusted Cash Flows from Operations. Adjusted Cash Flows from Operations is the principal factor in determining the amount of distributions to unitholders.

	Quarter Ended March 31,
	2009	2008
Fee Related Earnings
Total Management and Advisory Fees (c)	$347,093	$329,587
Total Expenses (d)	257,575	262,026

Net Fee Related Earnings from Operations	89,518	67,561

Performance Fees and Allocations Net of Related Compensation (e)	—	8,286

Blackstone Investment Income (f)
Liquid	(1,702)	(82,911)
Illiquid	(13,032)	2,662

	(14,734)	(80,249)

Adjusted Cash Flows from Operations	$74,784	$(4,402)

(a)	Represents an adjustment to add back net income (loss) allocable to interest holders of Blackstone Holdings Limited Partners after the Reorganization recorded as Non-Controlling Interests.
(b)	Represents the provisions for and/or adjustments to income taxes that were calculated using the same methodology applied in calculating such amounts for the period after the reorganization.
(c)	Comprised of total segment Management and Advisory Fees plus interest income.
(d)	Comprised of total segment compensation expense (excluding compensation expense related to Performance Fees and Allocations pursuant to Blackstone’s profit sharing plans related to carried interest and incentive fees which are included in (e) below), other operating expenses and Blackstone’s estimate of taxes payable.
(e)	Represents realized Performance Fees and Allocations net of corresponding actual amounts due under Blackstone’s profit sharing plans related thereto.
(f)	Comprised of Blackstone’s investment income (realized and unrealized) on its liquid investments from its Marketable Alternative Asset Management segment, as well as its net realized investment income on its illiquid investments, principally from its Corporate Private Equity and Real Estate Segments and permanent impairment charges on certain illiquid investments.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 5. Reconciliation of Adjusted Cash Flows from Operations to Net Cash Provided by (Used in) Operating

Activities and of Weighted-Average Economic Net Income Adjusted Units—Diluted

to Total GAAP Weighted-Average Common Units Outstanding—Diluted—Continued

(Dollars in Thousands, Except Unit Data)

The following table provides a reconciliation of Blackstone’s Total GAAP Weighted-Average Common Units Outstanding—Diluted to Weighted-Average Economic Net Income Adjusted Units—Diluted.

	Quarter Ended March 31,
	2009	2008
Total GAAP Weighted-Average Common Units Outstanding - Diluted	275,252,037	263,147,120
Adjustments:
Weighted-Average Partnership Units	830,772,697	831,980,264
Weighted-Average Unvested Deferred Restricted Common Units	26,206,018	32,060,929

Weighted-Average Economic Net Income Adjusted Units - Diluted	1,132,230,752	1,127,188,313

THE BLACKSTONE GROUP L.P.

Exhibit 6. Supplemental Metrics

(Dollars in Thousands)

	As of and for the Quarters Ended March 31,
	2009	2008
Total Assets Under Management (End of Period)
Corporate Private Equity	$23,202,949	$30,651,023
Real Estate	21,454,095	26,278,298
MAAM (a)	47,888,124	56,601,250

	$92,545,168	$113,530,571

Fee-Earning Assets Under Management (End of Period) (b)
Corporate Private Equity	$25,461,139	$25,061,921
Real Estate	22,867,992	18,795,343
MAAM (c)	43,898,435	49,090,455

	$92,227,566	$92,947,719

Weighted-Average Fee-Earning Assets Under Management (For the Quarter Ended) (b)
Corporate Private Equity	$25,455,066	$25,054,322
Real Estate	22,746,282	18,868,242
MAAM (d)	43,230,872	48,820,675

	$91,432,220	$92,743,239

Limited Partner Capital Deployed (For the Quarter Ended)
Corporate Private Equity	$196,140	$340,119
Real Estate	215,123	369,202
MAAM (e)	208,359	19,389

	$619,622	$728,710

Fund Level Unrealized Value (f) (End of Period)
Corporate Private Equity
Cost	$19,229,828	$14,921,136

Unrealized Value	$14,874,562	$17,690,435

Real Estate
Cost	$11,798,292	$11,008,855

Unrealized Value	$8,169,473	$15,498,537

MAAM (e)
Cost	$2,903,539	$1,205,365

Unrealized Value	$1,947,368	$1,228,877

(a)	Includes $412.8 million and $4.0 billion as of March 31, 2009 and 2008, respectively, resulting in a decrease of $3.6 billion, related to two single manager proprietary hedge funds which have been or are in the process of being liquidated in an orderly fashion following Blackstone’s 2008 decision to restructure the businesses.
(b)	Excludes unrealized values which Blackstone is entitled to receive in carried interest.
(c)	Includes $378.2 million and $3.7 billion as of March 31, 2009 and 2008, respectively, resulting in a decrease of $3.3 billion, related to the matters discussed in (a).
(d)	Includes $483.8 million and $4.0 billion for the quarters ended March 31, 2009 and 2008, respectively, resulting in a decrease of $3.5 billion, related to the matters discussed in (a).
(e)	Limited Partner Capital Deployed and Fund Level Unrealized Value for the MAAM segment represent activity in Blackstone’s mezzanine and credit liquidity funds.
(f)	Cost and unrealized value represents the limited partners’ share, including co-investments arranged by Blackstone, of those fund level investments before carried interest allocations to Blackstone when a fund achieves cumulative investment returns in excess of a specified rate.